Exhibit 10.4

English Translation

Lease Agreement

Lessor: Daqo New Material Co., Ltd.

Legal address: Wanzhou Industrial Park, Chongqing

Legal representative: Xu Guangfu

Lessee: Chongqing Sailing New Energy Co., Ltd.

Legal address: Xianjia Village, Longdu Neighborhood, Wanzhou District, Chongqing (in the Salt Gasification Industrial Park of Wanzhou District)

Legal representative: Xu Guangfu

In accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations, the Lessor and the Lessee negotiated and entered into this Agreement to specify the rights and obligations of each party with respect to the lease of land, facilities and equipments based on the principle of equality, free-will, fairness and honesty.

Article One: Name, Model, Specification, Quantity and Site of Utilization of the Leased Equipments

Please refer to the appendix for details.

Article Two: Term of Lease

1.	The term of lease for equipment shall be five years, starting from July 1, 2008 through June 30, 2013. At the expiration of the term of lease, the Lessee shall return the leased equipment to the Lessor in good condition.

2.	In the event that the Lessee intends to extend the term of lease, it shall deliver a written request for renewal to the Lessor within one month prior to the expiration of this Agreement. If both parties agree to renew this Agreement, the term of lease shall be extended for another five years.

3.	At the expiration of the term of lease, the Lessee shall have the right of first refusal to lease the equipments upon the same conditions.

Article Three: Title of the Leased Equipment

1.	Within the term of lease, the title of the leased equipment as set forth in Article 1 of this Agreement shall belong to the Lessor. The Lessee has no title to the leased equipment but only right to use.

2.	In the event that the Lessor transfers the title of the leased equipment to a third party in accordance with applicable laws or legal procedures, the terms and conditions of this Agreement shall continue to be valid toward the new owner of the leased equipment unless otherwise agreed.

3.	Within the term of lease, the Lessee shall obtain a written consent from the Lessor prior to conducting any improvements or adding any attachments to the leased equipment. Without such consent, the Lessee shall not add or remove any components from the leased equipment, nor shall it mortgage the leased equipment for any reason; otherwise the Lessee shall be liable for all the damages thus caused.

4.	Within the term of lease, without prior written consent of the Lessor, the Lessee shall not sublease or transfer its possession of the leased equipment in any manner. However, if otherwise required or permitted by this Agreement, the Lessee can transfer its possession of the leased equipment accordingly, or deliver the leased equipment to the Lessor for the performance of services, repair, maintenance, examination, renovation, improvements or addition.

Article Four: Rental and Payment

1.	Rental: the rental shall be RMB 9.95 million per month.

2.

Payment of rental: the rental shall be calculated on a monthly basis. The Lessor shall send to the Lessee a monthly rental statement, together with the invoice, on the 25th day of every month for settlement. The Lessee shall pay the rental to the Lessor within ten business days after receiving the statement and invoice.

3.	The beginning and ending date for the calculation of the rental:

(1)	July 1, 2008 shall be the date from which the rental is calculated. The Lessee shall be obligated to pay the rental after the leased equipment is delivered to the place specified by the Lessee no matter whether or not the Lessee has started operation.

(2)	Within the term of lease, the Lessee shall continue to pay the rental during the period of shutdown if such shutdown is caused by the Lessee or natural conditions.

Article Five: Deposit

The parties agree that the Lessee shall pay to the Lessor a deposit of RMB 1. After payment of the deposit, the Lessee may proceed with the formalities for taking delivery of the leased equipment. Within the term of lease, the deposit shall not be used to offset the rental. At the expiration of the term of lease, after deduction of the applicable damages for any impairment to the leased properties, the Lessor shall return any balance of the deposit to the Lessee.

Article Six: Delivery and Inspection of the Leased Equipment

1.	Place of delivery of the leased equipment: The Lessor shall deliver the leased equipment to the Lessee at the place designated by both parties. The Lessor shall not be liable for any delay caused by unforeseeable, unavoidable and insurmountable objective conditions.

2.	The Lessee shall inspect the leased equipment at the place of delivery within one hour after receipt of the leased equipment. After inspection, the Lessee shall provide the Lessor with a signed and sealed receipt of leased equipment.

3.	If the Lessee fails to conduct the inspection within the time limit specified in section 2 of this clause, the leased equipment shall be deemed as inspected and delivered in perfect condition.

4.	If the Lessee discovers during inspection that the conditions of the leased equipment are inconsistent with the terms and conditions of this Agreement, including but not limited to inconsistencies in respect of the model, specification, quantity and technical performance, the Lessee shall notify the Lessor in writing of such inconsistencies within the same day of delivery or in any event no later than one day thereafter. Should the Lessee fail to notify the Lessor within the aforesaid time limit, the leased equipment shall be deemed as in compliance with the requirements of this Agreement.

Article Seven: Utilization, Repair, Maintenance and Expenses

1.	The leased equipment shall be used by the Lessee during the term of lease. The Lessee shall be responsible for and bear the cost of fuel, daily repair and maintenance of the leased equipment and shall keep the leased equipment in desirable conditions.

2.	In the event that the leased equipment breaks down and cannot be repaired by the Lessee, the Lessee shall notify the Lessor immediately for repair. The Lessor shall repair the leased equipment within three days. If the Lessor is not able to finish the repair within three days, the Lessee shall be exempted from paying the rental for the number of days thereafter until the Lessor finishes the repair.

3.	The Lessee shall be liable for all the damages in the event that the leased equipment causes any losses to any third party during installation, safekeeping and utilization.

4.	The Lessee shall be liable for all the expenses and taxes incurred during installation, safekeeping and utilization of the leased equipment.

Article Eight: Return of the Leased Equipments

Upon expiration of the term of lease, if the Lessee does not continue to lease the equipment, the Lessee shall return the leased equipment to the Lessor. At the time of return, the following conditions must be satisfied or the Lessee shall be liable for damages.

1.	A complete set of documents of the leased equipment shall be returned;

2.	The key indicators of the leased equipment, including but not limited to performance and precision, shall meet manufacturing requirements;

3.	The leased equipment shall be in good working order and condition;

Article Nine: Damage or Destruction of the Leased Equipment

1.	The Lessee shall undertake the risks of damage (other than normal wears) or destruction of the leased equipment caused by the Lessee during the term of lease. If this Agreement cannot be performed or any party suffers losses due to force majeure, both parties shall settle through negotiation based on actual circumstances.

2.	If the leased equipment is damaged or destroyed, the Lessee shall promptly notify the Lessor of such damage or destruction. The Lessor shall have the right to choose any one of the following methods at the cost and expenses of the Lessee:

(1)	Restore or repair the leased equipment to its normal working condition;

(2)	Replace the components or accessories of the leased machine with those of the same model and performance in such way that the leased equipment can be restored to normal working condition; or

(3)	If the leased equipment is damaged or destroyed to such extent that it cannot be repaired, the Lessee shall compensate the Lessor for its damages as stipulated in Appendix One of this Agreement.

Article Ten: Obligations and Responsibilities of Both Parties

1.	Obligations and responsibilities of the Lessor:

(1)	The Lessor shall not interfere with the Lessee’s quiet enjoyment of the right to use, possess and operate the leased equipment during the term of lease. However, Lessor’s proper exercise of the rights under or in relation with this Agreement shall not constitute the aforesaid interference.

(2)	The Lessor shall assist the Lessee in construction, manufacturing and operation, including but not limited to satisfying the Lessee’s construction requirements.

(3)	The Lessor shall provide assistance to the operation of the leased equipment and train professional repairers and maintainers. The Lessor shall also be responsible for the daily maintenance and resolving any breakdown of the leased equipment so as to ensure that the leased equipment is in a good working condition.

2.	The obligations and responsibilities of the Lessee:

(1)	Legitimate and safe operation:

The Lessee shall:

(i) not take any action in respect of the operation and maintenance of the leased equipment if the action or inaction in this regard will result in violation of any applicable laws by the Lessor or Lessee;

(ii) not use or allow others to use the leased equipment against the instructions in the operation handbook of the leased equipment. Nor shall the Lessee use the leased equipment in any manner other than designed or reasonably implicated;

(iii) ensure that the engineers and other employees responsible for the utilization, operation and maintenance of the leased equipment have corresponding qualifications and hold the certificates required by the applicable laws;

(iv) only use the leased equipment for commercial purpose or any other purposes authorized by the applicable laws;

(v) not use or allow others to use the leased equipment in any manner that in the judgment of a reasonable person will cause damages to the leased equipment, nor shall the Lessee use or allow others to use the leased equipment in any manner that is not covered by adequate insurance policies. In addition, the Lessee shall use the leased equipments in compliance with regulations or limitative stipulations promulgated by relevant governmental authorities from time to time;

(vi) acquire and maintain all the certificates, licenses, permits and authorizations necessary for the utilization and operation of the leased equipment at all times. The Lessee shall also strictly perform the relevant payment obligations and other relevant obligations under this Agreement; and

(vii) not use or operate or allow others to use or operate the leased equipment during the term of lease in any manner or in any area that is not covered by insurance policies, nor shall the Lessee use or operate or allow others to use or operate the leased equipment in any manner that will impair the interests of the Lessor in respect of insurance, the leased equipment or any components thereof.

(2)	Title and Property Rights

The Lessee shall:

(i) not or allow others to act or neglect to act, whether intentionally or negligently, in any manner that in the judgment of a reasonable person will endanger the interests of the Lessor as the owner of the leased equipment, or the interests of any other beneficiary parties covered by any insurance policies;

(ii) clarify to any third party that the title of the leased equipment belongs to the Lessor in any circumstances that concerns the ownership of the leased equipment or any components thereof;

(iii) not create or allow others to create any security interests on the leased equipment or any components thereof (other than the permitted lien);

(iv) not take or allow others to take any actions that in the judgment of a reasonable person will place the leased equipment or any components thereof under any fine, confiscation, seizure, detainment, appropriation, damage or destruction. Without prejudice to the aforesaid stipulation, if any fine, confiscation, seizure, detainment, appropriation, damage or destruction occurs, the Lessee shall promptly notify the Lessor and exert all commercially reasonable efforts to remove the aforesaid encumbrances from the leased equipment or any components thereof (depending on the actual circumstances); and

(v) not create any security interests for any third party on the land, buildings or facilities on or in which the leased equipment locates without a prior written consent of the Lessor.

(3)	Protection

The Lessee shall:

(i) maintain the registration of the leased equipment in the name of the Lessor according to the requirements of the applicable laws (or in a manner that maximally reflects the interests of the Lessor as permitted by law for those equipments which cannot be registered in the name of the Lessor), and shall not take or allow others to take any actions that may impair the registration;

(ii) take all actions and measures as may be required by the Lessor (including but not limited to filing records or registrations with relevant governmental authorities or complying with any applicable laws) and sign, deliver, notarize, file, register and keep track of all the documents (including but not limited to any amendments to this Agreement);

(iii) ensure that the rights of the Lessor hereunder and as the owner of the leased equipment are not affected after the Lessee having made any improvements to or permanent replacements of the leased equipment or any components thereof; and

(iv) establish, maintain, reserve, perfect and protect the rights of the Lessor hereunder and the relevant rights and interests of the Lessor as the owner of the leased equipment.

(4)	Maintenance and Overhaul

The Lessee shall:

(i) ensure that the leased equipment are maintained and overhauled in the same way as similar leased equipments used in commercial operations (except for normal wears and tears);

(ii) not substantially change the maintenance procedures for the leased equipment without prior written consent of the Lessor after signing this Agreement;

(iii) maintain the leased equipment in accordance with the maintenance procedures of the leased equipment;

(iv) maintain the leased equipment in the same manner and with at least the same degree of care as the Lessee would have exerted for the maintenance of similar equipments the Lessee owns or operates, including but not limited to limitative stipulations, schedule of maintenance, improvements and technical conditions, as if the Lessee would continue to retain and operate the leased equipment after the expiration of the term of lease, including but not limited to ensuring that all the warranties, performance guarantees or service policies which are necessary for the maintenance of the leased equipment or any components thereof are fully effective;

(v) comply with any governmental requirements with respect to obligatory inspections and reforms of the leased equipment or any components thereof;

(vi) comply with all applicable laws and regulations promulgated by any competent governmental authorities with respect to the maintenance, conditions, utilization, operation, reform or replacement of the leased equipment or any components thereof.

(5)	Replacement and Removal of Components

The Lessee shall immediately replace any lost, stolen, seized, confiscated, destroyed, damaged beyond repair, useless or permanently inapplicable components with the following components:

(i) Durable components which are in good working condition and with same or more advanced workmanship and model than the replaced components. The replacement components shall also have the same exchangeability, value and practicability as the replaced components;

(ii) The replacement components shall become the property of the Lessor and shall have no security interests thereupon (other than permitted lien). The installation of such replacement components on the leased equipment shall be subject to the terms and conditions of this Agreement and no further action is needed; and

(iii) The Lessee has an integral and detailed set of materials in respect of the source and maintenance records of the replacement components.

(6)	Alteration of the Leased Equipment

The Lessee shall not make any alteration, including but not limited to modification or addition, to the leased equipment, unless such alteration:

(i) is permitted or required explicitly by this Agreement; or

(ii) will cost less than RMB50,000; or

(iii) has been approved by the Lessor by written consent and that such alteration will not decrease or impair the value, practicability or conditions of the leased equipment.

Absent any default event, the Lessee can remove any altered component of the leased equipment as long as such components can be removed without decreasing or impairing the value, practicability or conditions of the leased equipment.

(7)	Title to the Altered or Replaced Component

(i) All the components installed on the leased equipment in accordance with the requirements of maintenance and overhaul hereunder (whether in the form of replacement or in any other form) shall belong to the Lessor according to the terms and conditions of this Agreement without requiring any further actions to be taken. The Lessor’s title to such components shall be free from any security interests (other than permitted lien). The Lessee shall take all necessary actions and sign all necessary documents as may be required by the Lessor at its own cost so as to ensure that the title to the components are properly transferred to the Lessor in accordance with the stipulations of all applicable laws. Upon request by the Lessor, the Lessee shall provide evidence at any time to the satisfaction of the Lessor that the relevant title has been transferred to the Lessor (including but not limited to sales records and a copy or copies of legal opinions as may be required by the Lessor).

(ii) Any components removed from the leased equipment shall belong to the Lessor unless such removal constitute alteration of the leased equipment hereunder and the title to the replacement components has been transferred to the Lessor without any security interest thereupon (other than permitted lien), in which event absent any default event, the title to the replaced component shall be transferred to the Lessee.

(8)	Software License

At any time after the occurrence of a default event, the Lessee shall, upon request by the Lessor, promptly transfer to the Lessor or its nominee in a manner satisfactory to the Lessor all the rights, titles and interests of the computer software which is related to the leased equipment and owned by or licensed to the Lessee. The Lessee shall ensure and procure that a copy of authorization letter shall be signed and delivered to the Lessor by the licensor, acknowledging the Lessor or its nominee’s rights and interests with respect to such computer software.

(9)	Other Information

The Lessee shall:

(i) immediately notify the Lessor of any default event, destruction or damages or any other event that may adversely affect the Lessee’s ability to perform its obligations hereunder;

(ii) upon request, provide the Lessor with its latest financial statements and annual reports;

(iii) immediately provide all the information in relation with the leased equipment, including but not limited to the use, location and conditions of the leased equipment and any components thereof, as may be reasonably required by the Lessor at any time;

(iv) immediately notify the Lessor of the following information:

(A)	any loss, theft, damage or destruction of the leased equipment or any components thereof, or any improvements to the leased equipment if the potential cost may exceed the threshold for declaration;

(B)	any claims or other events for which the Lessor may be held liable, including any related insurance claims and any negotiations with the agent of the insurance company in respect of such insurance claims (limited to the claims which involve an amount exceeding the minimal amount for notification);

(C)	any order issued by any governmental authorities with respect to temporary or permanent suspension of operations, abandonment of any factories or facilities, including but not limited to the leased equipment, or suspension, withdrawal, cancellation of the business license of any factories or facilities which are related to the leased equipment; and

(D)	any material environmental accident.

Article Eleven: Liability for Breach

1.	Rights and Remedies

If any default event occurs and continues, the Lessor shall be entitled to the following remedies without prejudice to any of its other rights under this Agreement.

(1)	exercise its rights under Section 2 of this Article (early termination); and/or

(2)	immediately terminate the lease of the equipment hereunder by sending a notice to the Lessee (without affecting any unfulfilled obligations of the Lessee hereunder), upon the receipt of which all the rights of the Lessee in respect of the leased equipment hereunder shall terminate; and/or

(3)	enforce this Agreement or obtain damages through litigation or arbitration.

2.	Early Termination

If a default event occurs, the Lessor can require the Lessee to return the leased equipment by written notice. Under such circumstance, the Lessee shall pay the aggregated amount of the following items to the Lessor within three (3) days after the default event has occurred (the “Early Termination Date”):

(1)	any accumulated outstanding rental until the Early Termination Date;

(2)	any other payments owed by the Lessee to the Lessor, including payments that occur on the Early Termination Date or become due according to this Agreement or any other document; and

(3)	any other costs and expenses incurred by the Lessor in relation with the return of the leased equipment which were reasonably foreseeable when entering into this Agreement, including attorney’s fees, professional’s fees, examination fees, advancements and any other costs.

This clause, however, shall not prejudice the Lessor’s rights under any other documents or remedies available hereunder.

3.	Liquidated Damage

In the event of breach of contract, the Lessee shall indemnify the Lessor for any losses directly or indirectly incurred or caused by such breach according to the requirements of the Lessor, including but not limited to:

(1)	Any loss of profit incurred by the Lessor or its financer due to the fact that the Lessor fails to lease the equipment to other lessees on the same favorable terms as under this Agreement, or the return (if any) obtained by using the equipment for other purposes, or the proceeds from sale of the equipment or other means of disposition are less than the profits under this Agreement; or

(2)	The principal, interests and expenses of the loan borrowed for paying any unpaid amount, or other paid or payable amount;

(3)	If the Lessee fails to pay the rental on time or violates any provisions under this Agreement, the Lessor is entitled to take the following measures:

(i) Require the Lessee to pay off the rental and other expenses in time and indemnify the losses;

(ii) Terminate this Agreement, recover the leased equipment, and require the Lessee to indemnify all the losses incurred.

4.	Sale or Re-lease of the Equipment

In the event of breach of Agreement, the Lessor can decide to lease or re-lease the equipment or dispose the equipment in other ways at its discretion in the appropriate time and manner and on the appropriate condition. The Lessee shall not enjoy any interest as if this Agreement had never been signed.

Article Twelve: Insurance

1.	Insurance

(1)	On or before the starting date of the lease and during the entire term of lease thereafter, the Lessee shall insure full value insurance (including all risks and liability insurance) for the equipments for the interests of and in the way satisfactory to the Lessor, and completely maintain the validity of the insurance.

(2)	Such insurance shall be insured by the insurance company (or through the insurance broker if appropriate) and in the form approved by the Lessor, and shall only include the exclusion clause that conforms to the common practice of the insurance market at any time.

2.	Beneficiary of the Insurance

The Lessee shall ensure that the first beneficiary is the Lessor, and shall completely waive the subrogation right against the Lessor.

Article Thirteen: Taxation

1.	The Lessee shall pay:

(1)	All the license and registration fees, taxes (other than the taxes imposed on the Lessor’s net income) and other payments of any other nature required by any governmental authorities in respect of the equipment and/or this Agreement, including but not limited to the ownership of the equipment (but only limited to the Lessee’s ownership with regard to or attributable to or as a result of the possession, operation, utilization or maintenance of the equipment), delivery, lease, possession, utilization, operation or reward of the equipment; and

(2)	All the rents, expenses, taxes (other than the taxes imposed on the Lessor’s net income) and other payments as a result of storage of relevant equipments or any component thereof from time to time.

2.	The Lessee shall pay to the Lessor or relevant tax authority any value-added tax required to be imposed with respect to any supply under this Agreement. For the purpose of this clause, “value-added tax” shall refer to the value-added tax, sales or business tax, or any other tax of similar nature of any goods and services, excluding the taxes imposed on the Lessor’s net income. “Supply” shall include anything on which value-added tax can be collected.

Article Fourteen: Representations and Warranties

1.	The Lessor represents and warrants that:

(1)	The Lessor is a duly incorporated and lawfully existing enterprise and has the right to execute and ability to perform this Agreement.

(2)	The Lessor has obtained the legitimate and valid approvals, certificates, licenses and qualifications required for execution and performance of this Agreement.

(3)	When signing this Agreement, no court, arbitration commission, administrative authority or supervisory organization has made any judgment, ruling, award or specific administrative behavior material enough to adversely affect the Lessor’s performance of this Agreement.

(4)	The Lessor has completed its internal authorization procedures necessary for signing this Agreement, and the signatory of this Agreement is the legal representative or authorized representative of the Lessor. This Agreement shall be legally binding upon both parties after coming into effect.

2.	The Lessee represents and warrants that:

(1) The Lessee is a duly incorporated and lawfully existing enterprise and has the right to execute and ability to perform this Agreement.

(2) The Lessee has obtained the legitimate and valid approvals, certificates, licenses and qualifications required for execution and performance of this Agreement.

(3) When signing this Agreement, no court, arbitration commission, administrative authority or supervisory organization has made any judgment, ruling, award or specific administrative behavior material enough to adversely affect the Lessee’s performance of this Agreement.

(4) The Lessee has completed its internal authorization procedures necessary for signing this Agreement, and the signatory of this Agreement is the legal representative or authorized representative of the Lessee. This Agreement shall be legally binding upon both parties after coming into effect.

Article Fifteen: Confidentiality

1.	Both parties promise to treat the business secrets obtained from the other party which are unable to be obtained from public sources (including but not limited to technical information, operational information and other business information) as confidential. Without consent of the provider of the business secrets, neither party shall disclose all or part of the business secrets to any third party, unless otherwise required by laws and regulations or otherwise agreed upon by both parties. The confidentiality obligation under this article shall remain effective after termination of this Agreement.

2.	If either party violates the abovementioned confidentiality obligation, it shall assume the corresponding liabilities for breach of this Agreement and indemnify the other party for the losses incurred.

Article Sixteen: Force Majeure

1.	The force majeure under this Agreement refers to unforeseeable, insurmountable, unavoidable and objective event that materially affects one party, including but not limited to natural disasters such as flood, earthquake, fire and windstorm, as well as social events such as war, turmoil and government behavior.

2.	If this Agreement cannot be performed as a result of force majeure, the affected party shall immediately notify the event of force mejeure to the other party in writing, as well as provide detailed information of the event and written documents stating that the Agreement cannot be performed or its performance needs to be delayed within three days. After approval of both parties, both parties shall negotiate to terminate or delay performance of this Agreement.

Article Seventeen: Notices

1.	Unless otherwise stipulated, all the notices under this Agreement or in connection with this Agreement shall be made in the form of a written letter or fax, and shall be regarded as effective if transmitted in the following forms;

(1)	In the form of a letter, the notices shall take effect on the day of receipt or the seventh day after transmission (whichever is earlier), and

(2)	In the form of a fax, the notices shall take effect when the sending party otherwise notifies the other party of this transmission by phone after the notice is sent out.

2.	The address, fax and telephone number of the Lessor and Lessee are as follows:

Lessee:

Address: Xianjia Village, Longdu Neighborhood, Wanzhou District, Chongqing (in the Salt Gasification Industrial Park of Wanzhou District)

Contact Person: Zhou Qiangmin

Fax: 023-64866688

Telephone: 023-64866666

Lessor:

Address: The Industrial Park of Wanzhou District, Chongqing

Contact person: Li Yuanzhong

Fax: 023-64866529

Telephone: 023-64866508

Article Eighteen: Applicable Law and Dispute Settlement

1. This Agreement shall be governed by and interpreted according to the laws of the People’s Republic of China.

2. Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission, and abided by the arbitration rules of the commission effective at the time of submission. The arbitral venue is Beijing and Chinese shall be used during arbitration. The arbitral award shall be final and binding on both parties.

Article Nineteen: Interpretation

The understanding and interpretation of this Agreement shall be carried out according to the purposes of contract and the original meanings of the text of this Agreement. The title of this Agreement has been added only for the convenience of reading, without prejudicing the interpretation of this Agreement.

Article Twenty: Exclusiveness and Integrity

This Agreement is the only and complete agreement between the Lessor and the Lessee regarding the lease of the equipment. It shall prevail over all the previous agreements, contracts or understandings with regard to this lease. Any revision to this Agreement shall be made in writing by both parties.

Article Twenty-one: Duplicates

This Agreement is executed in two or more copies, each of which shall be regarded as an original. All the documents shall constitute a same document.

Lessor (seal): Daqo New Material Co., Ltd.

June 30, 2008

Signed at: Wanzhou District, Chongqing

The Lessee (seal): Chongqing Sailing New Energy Co., Ltd.

June 30, 2008

Signed at: Wanzhou District, Chongqing

Appendix

1.Land: Located at Xian Jia Village, Longdu Avenue, Wanzhou District, Chongqing (salt and gas chemical industry park, Wanzhou District)

2. Real property

Item	Property No.	Property name and specification	Category	Amount of liquidated damages
office use
1	TCSBYG00034	office building	premise and building	original construction cost
2	TCSBYG00035	cafeteria, bathroom	premise and building	original construction cost
3	TCSBYG00036	shif dorm	premise and building	original construction cost
4	TCSBYG00025	gateman	premise and building	original construction cost
manufacturing use
5	TCSBYG00001	HCL Synthesis	Buildings and Structures	original construction cost
6	TCSBYG00002	TCS Synthesis	Buildings and Structures	original construction cost
7	TCSBYG00003	TCS Tail Gas Treatment	Buildings and Structures	original construction cost
8	TCSBYG00004	TCS Distillation Still	Buildings and Structures	original construction cost
9	TCSBYG00005	TCS Reduction and TET Hydrogenation	Buildings and Structures	original construction cost
10	TCSBYG00006	Tail Gas Reclaiming	Buildings and Structures	original construction cost
11	TCSBYG00007	Hydrogen Purification	Buildings and Structures	original construction cost
12	TCSBYG00008	Waste Treatment	Buildings and Structures	original construction cost
13	TCSBYG00009	Post-Treatment Factory	Buildings and Structures	original construction cost
14	TCSBYG00010	Central Laboratory	Buildings and Structures	original construction cost
15	TCSBYG00011	Central Control Room	Buildings and Structures	original construction cost
16	TCSBYG00012	Storing and Vaporization of Liquid Nitrogen	Buildings and Structures	original construction cost
17	TCSBYG00013	Chlorosilane Tank Field	Buildings and Structures	original construction cost
18	TCSBYG00014	TCS Tank Field	Buildings and Structures	original construction cost
19	TCSBYG00015	Loading and Unloading Trestle Work	Buildings and Structures	original construction cost
20	TCSBYG00016	Raw Material Warehouse	Buildings and Structures	original construction cost
21	TCSBYG00017	Nitrogen Station and Air Compression Station	Buildings and Structures	original construction cost
22	TCSBYG00018	Refrigeration Station	Buildings and Structures	original construction cost
23	TCSBYG00019	Outer Piping of the Whole Factory	Buildings and Structures	original construction cost
24	TCSBYG00020	Water Supply and Sewage of the Whole Factory	Buildings and Structures	original construction cost
25	TCSBYG00021	Electricity Supply of the Whole Factory	Buildings and Structures	original construction cost
26	TCSBYG00022	Telecommunication of the Whole Factory	Buildings and Structures	original construction cost
27	TCSBYG00023	Fire Control of the Whole Factory	Buildings and Structures	original construction cost
28	TCSBYG00024	Illumination of the Whole Factory	Buildings and Structures	original construction cost
29	TCSBYG00026	Ground Weigher	Buildings and Structures	original construction cost
30	TCSBYG00027	General Electric Power Substation of the Whole Factory	Buildings and Structures	original construction cost
31	TCSBYG00028	Electric Power Substation	Buildings and Structures	original construction cost
32	TCSBYG00029	Water Supply and Sewage Device	Buildings and Structures	original construction cost
33	TCSBYG00030	Recycled Water	Buildings and Structures	original construction cost
34	TCSBYG00031	Pure Water Station	Buildings and Structures	original construction cost
35	TCSBYG00032	Draining Pump Room	Buildings and Structures	original construction cost
36	TCSBYG00033	Monitor Device	Buildings and Structures	original construction cost

3. equipment

machines
37	JXSBDQ0265	reducing furnace transformer	machinery	original invoice amount
38	JXSBDQ0266	reducing furnace transformer	machinery	original invoice amount
39	JXSBDQ0267	reducing furnace transformer	machinery	original invoice amount
40	JXSBDQ0268	reducing furnace transformer	machinery	original invoice amount
41	JXSBDQ0277	reducing furnace transformer	machinery	original invoice amount
42	JXSBDQ0278	reducing furnace transformer	machinery	original invoice amount
43	JXSBDQ0360	reducing furnace power cube	machinery	original invoice amount
44	JXSBDQ0361	reducing furnace power cube	machinery	original invoice amount
45	JXSBDQ0362	reducing furnace power cube	machinery	original invoice amount
46	JXSBDQ0363	reducing furnace power cube	machinery	original invoice amount
47	JXSBDQ0372	hydrogenation furnace power cube	machinery	original invoice amount
48	JXSBHY080019	X-Series ICP-MS	machinery	original invoice amount
49	JXSBHY080084	zone melting furnace	machinery	original invoice amount
50	JXSBJX080531	reducing furnace	machinery	original invoice amount
51	JXSBJX080543	hydrogenation furnace	machinery	original invoice amount
52	JXSBJX080635	hydrogen compressor	machinery	original invoice amount
53	JXSBJX080636	hydrogen compressor	machinery	original invoice amount
54	JXSBJXG080001	phosphoriser cleaning equipment	machinery	original invoice amount
55	JXSBDQ0001	transformer	machinery	original invoice amount
56	JXSBDQ0002	transformer	machinery	original invoice amount
57	JXSBDQ0009	one circuit 110KV interval	machinery	original invoice amount
58	JXSBDQ0010	two circuit 110KV interval	machinery	original invoice amount
59	JXSBDQ0011	one circuit 110KV interval	machinery	original invoice amount
60	JXSBDQ0012	two circuit 110KV interval	machinery	original invoice amount

Item	Property No.	Property name and specification	Category	Amount of liquidated damages
61	JXSBDQ0013	one circuit 110KV transformer interval	machinery	original invoice amount
62	JXSBDQ0014	two circuit 110KV transformer interval	machinery	original invoice amount
63	JXSBDQ0015	one circuit 110KV voltage transformer interval	machinery	original invoice amount
64	JXSBJX080121	equipment P7001A	machinery	original invoice amount
65	JXSBJX080122	equipment P7001B	machinery	original invoice amount
66	JXSBJX080123	equipment P7002A	machinery	original invoice amount
67	JXSBJX080124	equipment P7002B	machinery	original invoice amount
68	JXSBJX080125	equipment P7003A	machinery	original invoice amount
69	JXSBJX080126	equipment P7003B	machinery	original invoice amount
70	JXSBJX080127	equipment P7004A	machinery	original invoice amount
71	JXSBJX080128	equipment P7004B	machinery	original invoice amount
72	JXSBJX080129	equipment P7005	machinery	original invoice amount
73	JXSBJX080130	equipment P7007	machinery	original invoice amount
74	JXSBJX080262	trichlorosilane synthesis furnace	machinery	original invoice amount
75	JXSBJX080263	trichlorosilane synthesis furnace	machinery	original invoice amount
76	JXSBJX080264	trichlorosilane synthesis furnace	machinery	original invoice amount
77	JXSBJX080265	trichlorosilane synthesis furnace	machinery	original invoice amount
78	JXSBJX080266	trichlorosilane synthesis furnace	machinery	original invoice amount
79	JXSBJX080267	trichlorosilane synthesis furnace	machinery	original invoice amount
80	JXSBJX080293	silica powder desiccator	machinery	original invoice amount
81	JXSBJX080294	silica powder desiccator	machinery	original invoice amount
82	JXSBJX080295	silica powder desiccator	machinery	original invoice amount
83	JXSBJX080296	silica powder desiccator	machinery	original invoice amount
84	JXSBJX080297	silica powder desiccator	machinery	original invoice amount
85	JXSBJX080298	silica powder desiccator	machinery	original invoice amount
86	JXSBJX080443	equipment P4301A	machinery	original invoice amount
87	JXSBJX080444	equipment P4301B	machinery	original invoice amount
88	JXSBJX080445	equipment P4302A	machinery	original invoice amount
89	JXSBJX080446	equipment P4302B	machinery	original invoice amount
90	JXSBJX080447	equipment P4602A	machinery	original invoice amount
91	JXSBJX080448	equipment P4602B	machinery	original invoice amount
92	JXSBJX080449	equipment P4602A	machinery	original invoice amount
93	JXSBJX080450	equipment P4602B	machinery	original invoice amount
94	JXSBJX080451	equipment P4605B	machinery	original invoice amount
95	JXSBJX080452	equipment P4605A	machinery	original invoice amount
96	JXSBJX080453	equipment P4606A	machinery	original invoice amount
97	JXSBJX080454	equipment P4606B	machinery	original invoice amount
98	JXSBJX080455	equipment P4607A	machinery	original invoice amount
99	JXSBJX080456	equipment P4607B	machinery	original invoice amount
100	JXSBJX080820	Hydrogen compressor auxiliary system	machinery	original invoice amount
101	JXSBJX080821	Hydrogen compressor auxiliary system	machinery	original invoice amount
102	BGSB082048	Gree airconditioner	others	original invoice amount
103	BGSB082049	Gree airconditioner	others	original invoice amount
104	BGSB082050	airconditioner	others	original invoice amount
105	BGSB082051	airconditioner	others	original invoice amount
106	BGSB082052	airconditioner	others	original invoice amount
107	BGSB082053	airconditioner	others	original invoice amount
108	BGSB082054	airconditioner	others	original invoice amount
109	BGSB082055	airconditioner	others	original invoice amount
110	BGSB082056	airconditioner	others	original invoice amount
111	BGSB082057	airconditioner	others	original invoice amount
112	BGSB082058	airconditioner	others	original invoice amount
113	BGSB082059	airconditioner	others	original invoice amount
114	BGSB082060	airconditioner	others	original invoice amount
115	BGSB082061	airconditioner	others	original invoice amount
116	BGSB082062	airconditioner	others	original invoice amount
117	BGSB082063	airconditioner	others	original invoice amount
118	BGSB082064	airconditioner	others	original invoice amount
119	BGSB082065	airconditioner	others	original invoice amount
120	BGSB082066	airconditioner	others	original invoice amount
121	BGSB082067	airconditioner	others	original invoice amount
122	BGSB082068	airconditioner	others	original invoice amount
123	BGSB082069	Gree airconditioner	others	original invoice amount
124	BGSB082626	airconditioner	others	original invoice amount
125	BGSB082627	airconditioner	others	original invoice amount
126	BGSB082628	airconditioner	others	original invoice amount
automobile
127	BGSB082044	Buick (Yu FAD866)	transportation equipment	original invoice amount
128	BGSB082045	Buick (Yu FAQ866)	transportation equipment	original invoice amount
129	BGSB082046	Buick MPV (Yu FB9566)	transportation equipment	original invoice amount
130	BGSB082047	Audi (Yu ACA866)	transportation equipment	original invoice amount
office electronic device
131	BGSB080002	desktop computer	office equipment	original invoice amount
132	BGSB080003	desktop computer	office equipment	original invoice amount
133	BGSB080004	desktop computer	office equipment	original invoice amount
134	BGSB080005	desktop computer	office equipment	original invoice amount
135	BGSB080006	desktop computer	office equipment	original invoice amount
136	BGSB080007	desktop computer	office equipment	original invoice amount

Item	Property No.	Property name and specification	Category	Amount of liquidated damages
137	BGSB080008	desktop computer	office equipment	original invoice amount
138	BGSB080009	desktop computer	office equipment	original invoice amount
139	BGSB080010	desktop computer	office equipment	original invoice amount
140	BGSB080011	desktop computer	office equipment	original invoice amount
141	BGSB080012	desktop computer	office equipment	original invoice amount
142	BGSB080013	desktop computer	office equipment	original invoice amount
143	BGSB080014	desktop computer	office equipment	original invoice amount
144	BGSB080015	desktop computer	office equipment	original invoice amount
145	BGSB080016	desktop computer	office equipment	original invoice amount
146	BGSB080017	desktop computer	office equipment	original invoice amount
147	BGSB080019	desktop computer	office equipment	original invoice amount
148	BGSB080020	desktop computer	office equipment	original invoice amount
149	BGSB080021	desktop computer	office equipment	original invoice amount
150	BGSB080022	desktop computer	office equipment	original invoice amount
151	BGSB080023	desktop computer	office equipment	original invoice amount
152	BGSB080024	desktop computer	office equipment	original invoice amount
153	BGSB080025	desktop computer	office equipment	original invoice amount
154	BGSB080026	desktop computer	office equipment	original invoice amount
155	BGSB080027	desktop computer	office equipment	original invoice amount
156	BGSB080028	desktop computer	office equipment	original invoice amount
157	BGSB080029	desktop computer	office equipment	original invoice amount
158	BGSB080030	desktop computer	office equipment	original invoice amount
159	BGSB080031	desktop computer	office equipment	original invoice amount
160	BGSB080032	desktop computer	office equipment	original invoice amount
161	BGSB080033	desktop computer	office equipment	original invoice amount
162	BGSB080034	desktop computer	office equipment	original invoice amount
163	BGSB080035	desktop computer	office equipment	original invoice amount
164	BGSB080036	desktop computer	office equipment	original invoice amount
165	BGSB080037	desktop computer	office equipment	original invoice amount
166	BGSB080038	desktop computer	office equipment	original invoice amount
167	BGSB080039	desktop computer	office equipment	original invoice amount
168	BGSB080044	desktop computer	office equipment	original invoice amount
169	BGSB080045	desktop computer	office equipment	original invoice amount
170	BGSB080046	desktop computer	office equipment	original invoice amount
171	BGSB080047	desktop computer	office equipment	original invoice amount
172	BGSB080048	desktop computer	office equipment	original invoice amount
173	BGSB080049	desktop computer	office equipment	original invoice amount
174	BGSB080050	desktop computer	office equipment	original invoice amount
175	BGSB080051	desktop computer	office equipment	original invoice amount
176	BGSB080052	desktop computer	office equipment	original invoice amount
177	BGSB080053	desktop computer	office equipment	original invoice amount
178	BGSB080054	desktop computer	office equipment	original invoice amount
179	BGSB080055	desktop computer	office equipment	original invoice amount
180	BGSB080056	desktop computer	office equipment	original invoice amount
181	BGSB080057	desktop computer	office equipment	original invoice amount
182	BGSB080064	desktop computer	office equipment	original invoice amount
183	BGSBG080001	desktop computer	office equipment	original invoice amount
184	BGSBG080002	desktop computer	office equipment	original invoice amount
185	BGSBG080003	desktop computer	office equipment	original invoice amount
186	BGSBG080004	desktop computer	office equipment	original invoice amount
187	BGSBG080005	desktop computer	office equipment	original invoice amount
188	BGSBG080006	desktop computer	office equipment	original invoice amount
189	BGSBG080007	desktop computer	office equipment	original invoice amount
190	BGSBG080008	desktop computer	office equipment	original invoice amount
191	BGSB081001	laptop	office equipment	original invoice amount
192	BGSB081002	lapton	office equipment	original invoice amount
193	BGSB082012	printer	office equipment	original invoice amount
194	BGSB082013	printer	office equipment	original invoice amount
195	BGSB082014	printer	office equipment	original invoice amount
196	BGSB082015	printer	office equipment	original invoice amount
197	BGSB082021	printer	office equipment	original invoice amount
198	BGSB082022	printer	office equipment	original invoice amount
199	BGSB082023	printer	office equipment	original invoice amount
200	BGSB082010	projector	office equipment	original invoice amount
201	BGSB082011	all-in-one combination copier/printer	office equipment	original invoice amount
202	BGSB082016	all-in-one combination fax	office equipment	original invoice amount
203	BGSB082017	shredder	office equipment	original invoice amount
204	BGSB082037	digital camera	office equipment	original invoice amount
205	BGSB082038	digital camera	office equipment	original invoice amount
206	BGSB082039	digital camera	office equipment	original invoice amount
207	BGSB082040	video camera	office equipment	original invoice amount
208	BGSB082041	encrpytion software	office equipment	original invoice amount
209	BGSB080564~082623	60 sets of cabinets	office equipment	original invoice amount
Total: 209